EXHIBIT 23.3

June 8, 2009

Guaranty Financial Services, Inc.
517 Ninth Street
Huntington, West Virginia 25701

Re:	Joint Proxy Statement/Prospectus of First Sentry Bancshares, Inc. and Guaranty
Financial Services, Inc. and Registration Statement on Form S-4 of
First Sentry Bancshares, Inc.

Ladies and Gentlemen:

                We hereby consent to the use of our opinion letter dated June 4, 2009 to the Board of Directors of Guaranty Financial Services, Inc. as Appendix B to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4. In giving this consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

HOWE BARNES HOEFER & ARNETT, INC.

By
Matthew C. Boba
Executive Vice President and General Counsel